UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2019
TELENAV, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34720 (Commission File Number)	77-0521800 (I.R.S. Employer Identification No.)
4655 Great America Parkway, Suite 300
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
(408) 245-3800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Compensatory Arrangements of Certain Officers.
On September 19, 2019, and in conjunction with its annual compensation review process, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Telenav, Inc. (the “Company”) approved certain adjustments to the annual base salary and cash incentive-based compensation for each of the Company’s current named executive officers, as set forth in the table below.

In making its determinations to make these adjustments, the Committee considered the peer group benchmarking analysis provided by its consultant as well as the respective performance, responsibilities of and further contributions expected from each named executive officer.

These changes subject to finalization of documentation, will become effective immediately and with retroactive effect to September 1, 2019, without further Committee action.

Adjustments to FY 2020 Base Compensation and Target Cash Incentive-based Compensation

Name	FY 2020 Annual Base Salary ($)	FY 2020 Target Incentive Percentage (%)	FY 2020 Target Incentive Amount ($)
Mr. Jin, President & CEO...............................................	$399,000	100	$399,000
Mr. Dhanani, Co-President, Automotive Business Unit	$330,000	60	$198,000
Mr. Wahla, Co-President, Automotive Business Unit....	$315,000	60	$189,000

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: September 23, 2019	By: /s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary